                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Amended Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              THE FIRST YEARS INC.
                (Name of Registrant as Specified In Its Charter)

                              THE FIRST YEARS INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              THE FIRST YEARS INC.
                                ONE KIDDIE DRIVE
                           AVON, MASSACHUSETTS 02322
                              TEL. (508) 588-1220

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 1998

                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of The First Years Inc. (the "Company") will be held on Thursday, May 21, 1998, at 10:30 a.m., local time, at the Marriott Courtyard Hotel, 100 Technology Center Drive, Stoughton, Massachusetts, for the following purposes:

     1. To elect two Class III Directors to the Board of Directors with terms expiring at the 2001 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's 1993 Equity Incentive (i) Plan increasing the number of shares of the Company's Common Stock authorized for issuance under the Plan by 600,000 shares and
         (ii)increasing the number of stock options and stock appreciation rights that can be awarded to any single participant during the life of the Plan from 300,000 to 600,000.

     3. To approve an amendment to the Company's 1993 Stock Option Plan for Directors increasing the number of shares of the Company's Common Stock authorized for issuance under the Plan by 70,000 shares.

     4. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 1998.

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

     Stockholders of record at the close of business on March 31, 1998 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

            STOCKHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY
                THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE



                                            By order of the Board of Directors



                                            Evelyn Sidman
                                            Clerk

Avon, Massachusetts
April 14, 1998

                              THE FIRST YEARS INC.
                                ONE KIDDIE DRIVE
                           AVON, MASSACHUSETTS 02322
                              TEL. (508) 588-1220

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The First Years Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998, at 10:30 a.m., local time, at the Marriott Courtyard Hotel, 100 Technology Center Drive, Stoughton, Massachusetts and at any adjournments of that Meeting ("Meeting").

     The representation in person or by proxy by at least a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the Meeting. An affirmative vote of holders of a majority of the shares of the Company's Common Stock, present or represented, and entitled to vote at the Meeting, is required for the approval of all the proposals presented to the Company's stockholders at the Meeting other than the election of directors which requires a plurality of votes cast for any nominee or nominees at the Meeting.

     Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. Abstentions are entitled to vote and thus have the effect of a vote against every proposal other than the proposal with respect to the election of directors. Broker non-votes are not entitled to vote and thus will have no effect on the outcome of any proposal.

     All proxies will be voted in accordance with the instructions contained in the proxy and if no choice is specified, a proxy will be voted in favor of a proposal unless it constitutes a broker non-vote. Any proxy may be revoked by a stockholder at any time before it is exercised, by written or oral request to Evelyn Sidman, Clerk of the Company. A proxy may also be revoked by a stockholder attending the Meeting and voting in person.

     Only holders of Common Stock of record at the close of business on March 31, 1998 will be entitled to vote at the Meeting. On March 31, 1998, there were outstanding 5,145,124 shares of Common Stock of the par value of $.10 per share. With respect to all matters which will come before the Meeting, each stockholder may cast one vote for each share registered in his name on the record date.

     The Company's Annual Report for the fiscal year ended December 31, 1997 was mailed to the stockholders with the mailing of this Notice and Proxy Statement on or about April 14, 1998.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, the beneficial ownership of the Common Stock of the Company as of March 31, 1998 by
(i) persons owning more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 7 who were serving as executive officers at the end of the 1997 fiscal year and (iv) all directors and executive officers of the Company as a group:

                                                               AMOUNT AND
                                                                NATURE OF
                                                               BENEFICIAL      PERCENTAGE
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             OWNERSHIP(2)      OF CLASS
          ---------------------------------------             ------------     ----------
Evelyn Sidman...............................................     363,400           7.1%
Jerome M. Karp..............................................         520             *
Ronald J. Sidman............................................     513,949(3)        9.8%
Benjamin Peltz..............................................     176,801           3.4%
Fred T. Page................................................      28,600(4)          *
Merton N. Alperin...........................................      22,100(5)          *
John R. Beals...............................................      13,833(6)          *
John N. Colantuone..........................................           0             *
Wayne Shea..................................................      22,600(7)          *
Santa Monica Partners, L.P..................................     346,000(8)        6.7%
     Two Madison Avenue
     Larchmont, NY
All directors and executive officers as a group
     (10 persons)...........................................   1,141,803(9)       21.6%


---------------

* Less than 1% of outstanding shares of Common Stock.

     (1) The address of all such persons other than Santa Monica Partners, L.P. is c/o the Company, One Kiddie Drive, Avon, Massachusetts.

     (2) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to shares listed.

     (3) Includes 79,358 shares issuable to Mr. Sidman pursuant to currently exercisable stock options. Also includes 24,743 shares owned beneficially by Mr. Sidman's wife, Marjorie Sidman, who has sole voting and investment power over such shares. Mr. Sidman disclaims any beneficial interest in such shares.

     (4) Includes 25,000 shares issuable to Mr. Page pursuant to options, which are either currently exercisable or will be exercisable within the next sixty days.

     (5) Includes 19,000 shares issuable to Mr. Alperin pursuant to options, which are either currently exercisable or will be exercisable within the next sixty days.

     (6) Includes 11,833 shares issuable to Mr. Beals pursuant to currently exercisable stock options.

     (7) Includes 20,600 shares issuable to Mr. Shea pursuant to currently exercisable stock options.

     (8) As reported on Schedule 13D filed with the Securities and Exchange Commission in August 1994, Lawrence J. Goldstein, general partner of Santa Monica Partners, L.P., may be deemed to beneficially own 346,000 shares of the Company's outstanding stock and shares voting and dispositive power with Santa Monica Partners, L.P. over such shares.

     (9) The total for all directors and executive officers as a group includes 155,791 shares issuable to the directors and officers pursuant to currently exercisable stock options or to options exercisable within the next 60 days.

                             ELECTION OF DIRECTORS
                                (NOTICE ITEM 1)

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. Currently the three classes -- Class I, Class II and Class III -- consist of two directors each, whose terms expire, respectively, at the 1999, 2000 and 1998 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, a Class of directors are elected for a term of three years or until their successors are chosen and qualified. The two Class III directors elected at this Meeting will be elected to serve until the 2001 Annual Meeting of Stockholders.

     The Board of Directors has fixed the number of directors at six and has designated as Class III director nominees Ronald J. Sidman and Benjamin Peltz. Each of the nominees is currently a Class III director of the Company.

     The persons named in the proxy will vote to elect Ronald J. Sidman and Benjamin Peltz as Class III directors, unless authority to vote for the election is withheld by marking the proxy to that effect, or the proxy is marked with the names of directors as to whom authority to vote is withheld. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

     Set forth below is certain information furnished to the Company by each director of the Company (including the two nominees for Class III director). Information regarding the number of shares of the Company's Common Stock beneficially owned by each of them, directly or indirectly, as of March 31, 1998, appears on page 3:

   NOMINEES FOR ELECTION AS CLASS III DIRECTORS -- TERMS EXPIRING AT THE 2001
                          ANNUAL STOCKHOLDERS MEETING

                                                                          YEAR FIRST
                                                                            BECAME
     NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT(1)(2)          AGE        DIRECTOR
------------------------------------------------------------    ---       ----------
Ronald J. Sidman, Chairman of the Board, Chief Executive
  Officer and President.....................................     51          1975
Benjamin Peltz, Director....................................     58          1975


                CLASS I DIRECTORS -- TERMS EXPIRING AT THE 1999
                          ANNUAL STOCKHOLDERS MEETING

Jerome M. Karp, Vice Chairman of the Board of Directors.....     70         1969
Fred T. Page, President -- Network Services, Southern New
  England Telecommunications Corporation....................     51         1988


                             CLASS II DIRECTORS --
             TERMS EXPIRING AT THE 2000 ANNUAL STOCKHOLDERS MEETING

Evelyn Sidman, Clerk of the Company.........................     84         1979
Merton N. Alperin, CPA and Financial Consultant.............     75         1988

---------------

     (1) Mr. Ronald J. Sidman has been the President of the Company since January, 1989 and the Chairman of the Board and Chief Executive Officer of the Company since March, 1995. Mr. Peltz served as the Treasurer of the Company from May, 1970 to January 15, 1998. Mr. Peltz was also the Senior Vice President of the Company from January 1980 until June 30, 1997 when he retired from the Company. Evelyn Sidman has held the same position with the Company for over five years. Mr. Alperin, a Certified Public

Accountant, has been a financial consultant for over five years and was Chairman of the Board of Public Accountancy of Massachusetts for the years 1979, 1982 and 1984. Jerome M. Karp has been employed by, and held the same position with, the Company for over five years. Mr. Page has been President -- Network Services of Southern New England Telecommunications Corporation ("SNET") since January 1994 and has been with SNET for over five years.

     (2) Evelyn Sidman is the mother of Ronald J. Sidman. Benjamin Peltz is Mrs. Sidman's son-in-law.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee.

     The Audit Committee is responsible for reviewing the Company's financial statements. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their independent auditors' report and recommendations, and recommends the selection of the Company's independent auditors. During 1997, the Audit Committee, which consists of Messrs. Alperin and Page, held two meetings.

     The Compensation Committee is responsible for approving and reporting to the Board of Directors on the annual compensation for all executive officers including salaries, fringe benefits and incentive compensation paid to the executive officers under the Company's Annual Incentive Plan, as amended ("Annual Incentive Plan"). The Committee is also responsible for both administering and granting stock options, stock appreciation rights, stock awards, and other awards under the Company's 1993 Equity Incentive Plan. During 1997, the Compensation Committee, which consists of Messrs. Alperin, and Page, held three meetings.

     During 1997, the Board of Directors held seven meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all Committees of the Board on which he or she then served.

COMPENSATION OF DIRECTORS

     During 1997, the Company paid each director who is not an employee of the Company an annual retainer of $12,500 for Board service, plus attendance fees of $750 per meeting for each Board or committee meeting attended. The Company also reimbursed expenses incurred in connection with service on the Board.

     In 1997 non-employee directors were also eligible to receive an option each year to purchase 3,000 shares of the Company's common stock under the Company's 1993 Stock Option Plan for Directors, as amended (the "Directors Plan") which becomes exercisable on the first anniversary of the date of the grant. In addition, each non-employee Board member who has been in office for at least three years receives a one-time award of an option for 10,000 shares that becomes exercisable six months after the date of grant. Under this Plan, the exercise price is equal to the fair market value per share of the Company's Common Stock on the date of the grant. Pursuant to this Plan, on May 15, 1997, each of Messrs. Alperin and Page were granted options to purchase 3,000 shares of Common Stock at an exercise price of $17.50 per share.

     An optionee generally may exercise an option granted under the Directors Plan, to the extent vested, only while he or she is a director of the Company and for up to three months thereafter. If a director's service terminates as a result of death, each exercisable option will remain exercisable for a period of one year. In the event of any merger, consolidation, sale of substantially all of the Company's assets or dissolution or liquidation of the Company ("transactions"), all options outstanding under the Directors Plan that are not otherwise exercisable will become immediately exercisable at least twenty (20) days prior to the effective date of such transaction. Unexercised options expire ten years after the date of grant.

                       COMPENSATION AND OTHER INFORMATION
                         CONCERNING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     In addition to the incumbent directors and nominees for Class III director, as to whom information is furnished in the table on page 5, the executive officers of the Company also include the following:

     John R. Beals, age 43, has been the Senior Vice President -- Finance of the Company since March 19, 1998, and Treasurer of the Company since January, 15 1998. He also has been Chief Financial Officer since July 1, 1997. From July, 1997 to March, 1998 he was Vice President -- Finance of the Company and from January, 1990 to June 1997, Mr. Beals was the Assistant Treasurer and Controller of the Company.

     Wayne Shea, age 43, has been Senior Vice President -- World Wide Sales & Merchandising of the Company since July, 1997. From January, 1995 to June, 1997 Mr. Shea was Vice-President -- World Wide Sales & Merchandising. From July, 1991 to December, 1994, Mr. Shea was the Vice President -- Service & Merchandising of the Company.

     Bruce Baron, age 37, has been Senior Vice President -- Operations since August, 1997. Prior to that time, he was Vice President of operations at Crabtree & Evelyn from 1988 to July, 1997.

     John N. Colantuone, age 60, had been Vice President -- Engineering and Product Development of the Company since March 1989. Mr. Colantuone retired from the Company on April 3, 1998.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 1995, 1996 and 1997 paid or accrued by the Company to each of the following (i) the Company's Chief Executive Officer; and
(ii) the Company's four most highly paid executive officers who earned more than $100,000 in the 1997 fiscal year (collectively, the "named officers").


                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------
                                                    ANNUAL                   LONG-TERM
                                               COMPENSATION(1)          COMPENSATION AWARDS
                                               ---------------          -------------------
            NAME AND                                                   SECURITIES UNDERLYING       ALL OTHER
       PRINCIPAL POSITION          YEAR       SALARY        BONUS(2)         OPTIONS(3)         COMPENSATION(4)
---------------------------------------------------------------------------------------------------------------
Ronald J. Sidman                   1997      $251,110       $547,500           15,000              $ 37,532
Chairman of the Board              1996       231,993        306,667           14,000                30,121
  of Directors, Chief Executive    1995       214,384        276,667           20,000                30,642
  Officer and President

Benjamin Peltz*                    1997       100,449        109,500            6,000               136,986
                                   1996       191,627        153,333            7,000                35,296
                                   1995       177,363        140,333           10,000                35,817

John R. Beals                      1997       115,455         62,625            2,500                18,592
Senior Vice President -- Finance   1996       102,999         35,001            1,500                15,496
  and Treasurer                    1995        92,957         31,809            3,000                13,581

John N. Colantuone**               1997       117,100         63,589            1,500                18,592
                                   1996       117,502         39,955            1,500                17,351
                                   1995       112,671         38,442            3,000                17,228

Wayne Shea                         1997       139,186         75,497            3,000                18,592
Senior Vice President -- World     1996       124,082         42,181            3,000                17,351
  Wide Sales & Merchandising       1995       116,162         39,760            4,000                17,444

---------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The bonus amounts were earned by these individuals in fiscal year 1997, 1996 and 1995 under the Company's Annual Incentive Plan.

(3) These numbers represent options to purchase shares of the Company's Common Stock granted pursuant to the Company's 1993 Equity Incentive Plan. See "Options/ SAR Grants in Last Fiscal Year" for more detailed information on such options.

(4) The amounts shown in this column reflect (i) payments for the last 6 months of 1997 to Benjamin Peltz pursuant to his employment agreement (See "Employment Agreements"); (ii) insurance premium payments made on behalf of the following named officers by the Company during the 1997 fiscal year for life insurance policies: Ronald J. Sidman -- $18,940; and Benjamin Peltz -- $17,945; and (iii) contributions in the amount of $18,592 made by the Company to the Company's defined contribution pension and 401(k) plans on behalf of each of the five named executive officers.

  * Mr. Peltz retired from the Company on June 30, 1997. He was the Senior Vice President -- Finance of the Company from January, 1980 until June 30, 1997. He also served as Treasurer of the Company from May, 1970 until January, 1998.

 ** Mr. Colantuone retired from the Company on April 3, 1998. He served as the
    Vice President -- Engineering and Materials from 1982 to the date of his retirement.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants of stock options pursuant to the Company's 1993 Equity Incentive Plan during the 1997 fiscal year to the named officers reflected in the Summary Compensation Table above:


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE
                                        PERCENTAGE                                 VALUE AT ASSUMED ANNUAL
                         NUMBER OF       OF TOTAL                                    RATES OF STOCK PRICE
                         SECURITIES    OPTIONS/SARS                                APPRECIATION FOR OPTION
                         UNDERLYING     GRANTED TO      EXERCISE                           TERM(2)
                        OPTIONS/SARS   EMPLOYEES IN     PRICE PER     EXPIRATION   ------------------------
         NAME            GRANTED(1)    FISCAL YEAR      SHARE(1)         DATE          5%           10%
-----------------------------------------------------------------------------------------------------------
Ronald J. Sidman          15,000          15.5%         $17.738        3/13/02      $135,614      $361,299
Benjamin Peltz*            6,000           6.2           16.125        3/13/07             0             0
John N. Colantuone**       1,500           1.6           16.125        3/13/07        15,211        38,549
Wayne Shea                 3,000           3.1           16.125        3/13/07        30,423        77,097
John R. Beals              2,500           2.6           16.125        3/13/07        25,352        64,248

---------------

 * Upon his retirement from the Company on June 30, 1997, Mr. Peltz's 1997 stock option for 6,000 shares terminated on such date in accordance with the provisions of the Plan.

 ** Upon his retirement from the Company on April 3, 1998, the unvested portion of his stock option for 1,500 shares terminated on such date in accordance with the provisions of the Plan.

(1) Incentive stock options were granted in 1997 pursuant to the Company's 1993 Equity Incentive Plan (the "Plan"). The exercise price of the options granted to all the named officers, other than Mr. Ronald J. Sidman, was equal to the fair market value (the closing sale price) of the Company's shares on the date of the grant, March 13, 1997. The exercise price of the options granted to Mr. Sidman was 110% of the fair market value of the Company's shares on such date. The options are exercisable in three equal annual installments beginning on March 13, 1998. Options are not transferable except by will or by the laws of descent and distribution. The post-retirement exercise period for exercisable options is generally three months. In the event the Company is acquired (through consolidation or merger or sale of substantially all of the Company's assets), all outstanding stock options terminate unless the Committee administering the Plan, in its discretion, accelerates the exercisability of the outstanding options.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's 1993 Equity Incentive Plan including the number of unexercised options outstanding on December 31, 1997 and the value of such unexercised options on December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES
--------------------------------------------------------------------------------------------------------------------
                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS/SARS        IN-THE-MONEY OPTIONS
                                                               AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                            SHARES ACQUIRED     VALUE      ---------------------------   ---------------------------
           NAME               ON EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Ronald J. Sidman                14,000       $  254,187       67,001        30,999       $1,071,500      $260,700
Benjamin Peltz*                 56,001       $1,111,330            0             0                0             0
John N. Colantuone**                --               --       17,500         3,500          302,800        42,300
Wayne Shea                       1,400       $   25,463       17,266         6,334          293,100        75,100
John R. Beals                    2,000       $   36,375        9,500         4,500          159,800        42,600

---------------

  * Upon his retirement from the Company on June 30, 1997, all of Mr. Peltz's unexercisable options terminated on such date in accordance with the terms of the Plan.

 ** Upon his retirement from the Company on April 3, 1998, all of Mr.
    Colantuone's unexercisable options terminated on such date in accordance with the terms of the Plan.

(1) Value is based on the difference between the option exercise price and the fair market value at 1997 fiscal year end ($23.00 per share -- the closing sale price on the Nasdaq National Market) multiplied by the number of shares underlying the option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1997, the Company repurchased 3,409 shares of the Company's Common Stock, $.10 par value, from Ronald J. Sidman, the President of the Company, for $81, 813 in connection with Mr. Sidman's delivery of such 3,409 shares as payment for the exercise of stock options in 1997, in accordance with the provisions of the Company's 1993 Equity Incentive Plan which has been approved by the Company's stockholders.

EMPLOYMENT AGREEMENTS

     In August, 1994, the Company entered into an employment agreement (the "Agreement") with Mr. Jerome M. Karp ("Mr. Karp"). The Agreement provides that Mr. Karp will continue to be employed by the Company on a reduced-time basis for a period of five years until his retirement from the Company in August, 1999 (the "Term") and will continue to serve as the Vice Chairman of the Board of Directors subject to election by the Board of Directors. The Agreement provides for an annual salary of $100,000 and participation by Mr. Karp in the benefits and benefit plans provided by the Company to its executive officers during the Term, except the Company's Annual Incentive Plan and 1993 Equity Incentive Plan.

     If Mr. Karp terminates the Agreement for any reason, or if Mr. Karp is terminated for cause, his right to salary and the benefits terminate. In the event of Mr. Karp's death, the Company will pay to Mr. Karp's legal representative the lesser of $100,000 or the balance of salary due Mr. Karp in the fifth year of the Term. In the event Mr. Karp becomes disabled, the Company will pay Mr. Karp the sum of $100,000 in 12 equal monthly installments. In the event of certain corporate transactions (merger, sale of all or substantially all of the Company's assets, or sale of a majority of the Company's Common Stock) the Agreement terminates and the

Company will pay Mr. Karp in a lump sum payment, the lesser of $100,000 or the balance of salary due Mr. Karp in the fifth year of the Term.

     As additional consideration for entering into the Agreement, Mr. Karp has agreed not to disclose the Company's confidential information and not to compete with the Company or solicit its employees or customers during the Term and for a five-year period following termination of his employment.

     On March 23, 1995, the Company entered into employment agreements with Messrs. Ronald J. Sidman and Benjamin Peltz (the "Executives")which were amended on January 16, 1997 (the "Agreements"). Unless otherwise indicated, the provisions of the Agreements are substantially similar. The respective Agreements provide that, initially, Mr. Sidman will serve as President and Mr. Peltz will serve as Senior Vice President and Treasurer of the Company, in each case for a term of five years, provided, however, that the Agreements are automatically renewed for additional three-year periods unless either party gives the other party notice of termination at least 90 days prior to the expiration of the initial or any renewal term (the "Term"). The initial base salaries under the Agreements are $214,000 for Mr. Sidman and $177,000 for Mr. Peltz, which amounts may be increased or decreased during the Term in the discretion of the Compensation Committee ("Salary"). The Executives are also entitled to participate in the Company's Annual Incentive Plan ("Annual Bonus"), the Company's 1993 Equity Incentive Plan, and the benefits and benefit plans provided by the Company to its other executive officers during the Term ("Benefits").

     If an Executive is terminated for cause, the Salary and Benefits of the Executive cease immediately and the Executive will not be entitled to receive an Annual Bonus for the year in which the termination for cause occurs. In the event of an Executive's death, the Company will pay the Executive's legal representative an amount equal to his Salary then in effect, in 12 equal monthly installments. In the event an Executive becomes disabled, the Executive will receive an amount equal to his Salary then in effect, in 12 equal monthly installments. Any Annual Bonus amounts due an Executive in the year of his death or disability will be paid on a pro rata basis. In the event the Company or an Executive terminates the Agreement for any reason (other than death, disability or cause), any Annual Bonus to which an Executive is entitled will be paid on a pro rata basis.

     In consideration for their obligation not to disclose the Company's confidential information and not to compete with the Company or solicit its employees during the Term and for a two-year period following termination of their employment by either party for any reason (other than death, disability or cause), the Executives will receive their Salary and Benefits (then in effect) for such two year period less any amount earned by the Executives from other employment during such period and coverage under the Company's group medical, dental and medical reimbursement plans provided to certain senior executive officers until the Executives are eligible for and entitled to coverage under Medicare.

     The Company in 1997 also entered into an agreement with Mr. Wayne Shea which generally restricts such officer from engaging in any business competitive with the Company's business (as defined in the agreement) for a limited period following termination of employment for any reason (other than disability, voluntary termination or for cause as defined in the agreement) subject to a severance payment to such officer equal to his annual base salary to be paid over a 12 month period.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, consisting of the Company's two non-employee directors, is responsible for establishing the compensation of the Company's executive officers and administering and granting stock options and other awards to the Company's executive officers under the Company's 1993 Equity Incentive Plan. The Committee has furnished this report concerning compensation of the executive officers for the fiscal year ended December 31, 1997.

     The compensation of the executive officers in 1997 consisted of base salary, stock option awards and annual incentive cash awards under the Company's Annual Incentive Plan.

BASE SALARY

     At the beginning of each fiscal year the Committee establishes the base salaries of the Chief Executive Officer ("CEO") and the Company's other executive officers. The base salaries of these executive officers are based on general salary information on companies of similar size, and the Committee believes such salary levels are approximately in the mid-range for such companies. The executive officers' salaries are also based on the responsibilities, experience, and individual performance of each officer, taking into account the past and expected future contributions to the Company of such officer. In addition, the Committee also considers the per-share earnings of the Company, the Company's growth in net earnings and sales over the years, the market valuation of the Company's Common Stock, and current economic and business conditions in determining the base salaries of the executive officers.

     Based on all these considerations, the Committee established for fiscal year 1997 an increase of approximately 8% in the base salary of the Company's CEO, Mr. Ronald J. Sidman and approximately 5% in the base salary of the Company's Senior Vice President -- Finance and Treasurer, Mr. Benjamin Peltz (who retired on June 30, 1997) (the "Senior Executive Officers"). The base salaries for the other executive officers of the Company remained at their 1996 levels; however, the base salaries of two executive officers were increased as a result of the assumption of additional duties and promotions in 1997. In August 1994, the Company entered into a 5-year employment agreement with Jerome M. Karp, under which Mr. Karp will continue to be employed by the Company, on a reduced-time basis. Such agreement reduced his base salary to $100,000 per annum (see "Employment Agreements").

ANNUAL INCENTIVE PLAN

     Each executive officer was eligible to receive an annual incentive cash payment for 1997 under the Company's Annual Incentive Plan. Payment of such incentive awards to the officers under the Annual Incentive Plan was contingent upon the Company's achievement in 1997 of substantial net earnings in relation to varying profit targets established by the Committee. The Committee determined that in the event the Company achieved the profit targets in 1997, a bonus pool equal up to 5% of pre-tax profit (after payment of bonuses to all non-senior executive officers and employees) would be divided amongst the Senior Executive Officers according to a pre-determined formula. The primary objective of the incentive awards to the Company's CEO and Treasurer under the Plan was to make a significant percentage of their total compensation in 1997 contingent upon the achievement by the Company of significant revenues and profitability. Because the Company in 1997 exceeded the original targets set by the Compensation Committee, the payments under the Plan resulted in substantial rewards to the Company's CEO and Treasurer. (As a result of his retirement from the Company on June 30, 1997, Mr. Peltz only participated in the Annual Incentive Plan for the first six months of 1997.) The payment to the non-senior executive officers for 1997 was equal to 54% of an officer's base salary.

STOCK OPTIONS

     In order to align the interests of senior management and the Company's other executive officers towards the enhancement of corporate value, and to further motivate the Company's executive officers to concentrate on the long-term growth of the Company, the Company in 1997 granted options to purchase the Company's stock to the CEO and the Treasurer, and other executive officers. Such stock options were not granted pursuant to any formula. No options were granted to the Vice Chairman of the Board, who concurred with the Committee that the long-term interests of the Company's stockholders would best be served by providing incentive to the Company's other executive officers in order to further increase their individual contributions to the Company and assist the Company to achieve its strategic goals.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     The new Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executive officers. The Company currently expects that all compensation payable to executive officers during fiscal year 1997 will be deductible by the Company for federal income tax purposes. The Committee's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                 Merton N. Alperin                 Fred T. Page


                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total stockholder return on the Company's common stock during the five fiscal years ended December 31, 1997 with the cumulative total return on the NASDAQ-USA Index and the NASDAQ SIC #30 Index. The comparison assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1992 and that all dividends were reinvested.


  MEASUREMENT PERIOD         THE FIRST         NASDAQ            NASDAQ-
(FISCAL YEAR COVERED)        YEARS INC.         -USA             SIC #30
        1992                  100.00            100.00            100.00
        1993                   82.10            114.80            103.50
        1994                  160.30            112.20             91.80
        1995                  182.90            158.70            100.30
        1996                  275.00            195.20            142.80
        1997                  391.49            239.50            177.60


     Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from the Center for Research in Security Prices (CRSP) at the University of Chicago, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

     The list of firms on the NASDAQ exchange changes constantly and CRSP continuously updates its data on NASDAQ stock prices; therefore, the performance of the NASDAQ indexes may vary slightly from one proxy statement to the next.

              APPROVAL OF AMENDMENT OF 1993 EQUITY INCENTIVE PLAN
                                (NOTICE ITEM 2)

     The Company's 1993 Equity Incentive Plan (the "Plan") currently provides for the issuance of up to 610,000 shares of Common Stock. A substantial portion of these shares are currently subject to outstanding options, leaving a small amount of shares available for future option grants or other awards under the Plan. Therefore, in order to ensure that a sufficient number of shares are available to be issued to participants in the future, the Board of Directors of the Company (the "Board") on March 19, 1998, adopted, subject to stockholder approval, an amendment to the Plan increasing the aggregate number of shares of Common Stock authorized for issuance under the Plan by 600,000, from 610,000 to 1,210,000.

     The Board also approved an amendment increasing the limitation on the number of shares that may be awarded upon the exercise of stock options and stock appreciation rights to an individual during the ten-year life of the Plan from 300,000 to 600,000. Section 162(m) of the Internal Revenue Code places limitations on the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers unless the compensation is performance based. For compensation attributable to stock options and stock appreciation rights to qualify as performance based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights must be granted during a specified period. The Board believes that the Company will benefit from this amendment by being able to deduct for income tax purposes any income realized by one of the designated executive officers in excess of $1 million upon the exercise of a non-qualified stock option or stock appreciation right.

SUMMARY OF THE PLAN

  General

     Under the Plan, the Compensation Committee may grant stock options (both incentive stock options and nonstatutory options), stock appreciation rights, restricted stock, unrestricted stock, deferred stock grants, and performance awards, as well as loans in connection with such grants and awards and cash payments intended to offset income taxes due with respect to any such grant or award. Awards under the Plan may also include a provision for the payment of dividend equivalents with respect to the shares subject to the awards. Employees of the Company and its subsidiaries, and other persons or entities who, in the Compensation Committee's opinion, are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan.

     Stock Options. The exercise price of an incentive stock option granted under the Plan may not be less than 100% (110% in the case of a ten percent stockholder) of the fair market value of the Company's Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Plan is determined by the Compensation Committee. The Compensation Committee sets the term of each option, which cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a ten percent stockholder), and specifies the time or times each option will be exercisable. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Compensation Committee may also permit the exercise price to be paid by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

     If any Common Stock is delivered to pay for stock on the exercise of an option, or if shares of Common Stock are held back by the Company, or delivered to the Company to satisfy a tax withholding requirement on an award, such shares of Common Stock shall be available for future grants under the Plan.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Plan also provides for SARs entitling the participant, upon exercise, to receive an amount based on certain other measures, including SARs that entitle the recipient to receive, following a change in control of the Company as determined by the Compensation Committee, an amount measured by specified value or averages of value prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

     Stock Awards. The Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Restricted Common Stock must be forfeited to the Company if the participant ceases to be an employee before the restrictions lapse. Other awards under the Plan may also be settled with restricted Common Stock.

     The Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Compensation Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Plan.

     The Compensation Committee may approve loans from the Company in connection with the purchase of Common Stock under an award or the payment of taxes in connection with an award, and may provide for outright cash grants to make participants whole for certain taxes. A loan under the Plan will have such provisions as the Compensation Committee determines but may not have a term exceeding ten years.

     Except as otherwise specified by the Compensation Committee, no award may be transferred other than by will or by the laws of descent and distribution.

     Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator, or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death and, similarly, Deferred Stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided.

     In the case of termination of a participant's association with the Company for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other awards terminate, except as otherwise provided.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Compensation Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.

     The Compensation Committee also may establish provisions that require a Participant to forfeit an award, or the economic value of an award, upon the occurrence of certain events that it may specify.

  Federal Tax Effects

     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option (ISO). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- or two- year holdings periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Non-statutory Options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs granted after 1986 are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

     As of March 2, 1998, options for the purchase of a total of 309,533 shares of Common Stock were outstanding under the Plan (of which 180,856 were exercisable as of such date), and an additional 120,987 shares remained available for grant under the Plan. The closing price of the Company's Common Stock at March 2, 1998 was $27.00 per share.

VOTING REQUIREMENTS

     To approve the amendments to the Plan, the vote of the holders of a majority of the shares present or represented and entitled to vote on the proposal at the Meeting is required. An abstention will have the effect of a vote against the proposal, while a broker non-vote will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL

     THE BOARD OF DIRECTORS BELIEVES THAT EQUITY AWARDS UNDER THE PLAN HAVE BEEN AND WILL CONTINUE TO BE AN IMPORTANT COMPENSATION ELEMENT IN ATTRACTING, RETAINING AND REWARDING EMPLOYEES WHO ARE EXPECTED TO CONTRIBUTE TO THE COMPANY'S GROWTH AND SUCCESS. THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE
UNDER THE PLAN AND TO LIMIT THE PER-INDIVIDUAL ISSUANCES WILL PROMOTE THE INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF
DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN
                                 FOR DIRECTORS

                                (NOTICE ITEM 3)

     The Company's 1993 Stock Option Plan for Directors (the "Directors Plan") currently provides that each non-employee director automatically receives, on the date of each Annual Meeting, an option to purchase 3,000 shares of Common Stock of The First Years Inc. ("Company") which becomes exercisable on the first anniversary of the date of grant. The Plan also currently provides for an automatic one-time grant of an option for 10,000 shares to each non-employee member of the Board of Directors (the "Board") who has been in office for at least three (3) years. A total of 60,000 shares of Common Stock are currently eligible for issuance under the Directors Plan.

     On March 19, 1998, the Board adopted, subject to stockholder approval, an amendment to the Directors Plan to provide that Directors eligible to receive options will be those directors of the Company who are not employees of the Company or any subsidiary of the Company ("Eligible Directors"); to give the Committee administering the Plan (the "Committee") discretion to designate a director of a subsidiary of the Company as an Eligible Director; to increase the number of shares of Common Stock reserved for issuance thereunder by 70,000 from 60,000 to 130,000; to provide for an automatic one-time grant of 10,000 shares to each Eligible Director upon his or her election to the Board; to provide on the date of each Annual Meeting, following the election of directors an option for 3,000 shares to each Eligible Director who served on the Board for the entire previous twelve months which will be exercisable immediately upon the date of grant; and to give authority to the Committee administering the Plan the discretion to award other stock options to Eligible Directors in such amounts and on such terms as it determines.

     The Board believes that stockholder approval of the amendment to the Director Plan will enable the Company to continue to attract and retain highly-qualified outside directors and that the number of shares currently available for issuance under the Directors Plan, and the formula by which options are granted, are sufficient to accomplish these purposes.

SUMMARY OF THE PLAN

     If amended the Directors Plan will define Eligible Directors as those Directors of the Company who are not employees of the Company or its subsidiaries, provided that the Committee will also have the discretion to designate a director of a subsidiary of the Company as an Eligible Director. The Directors Plan also will provide that each Eligible Director who has served on the Board for the entire previous 12 months will be granted, on the date of each Annual Meeting following the election of directors, an option to acquire 3,000 shares of Common Stock. Each Eligible Director who did not serve on the Board for the entire previous 12 months shall be awarded an option covering a pro-rated number of shares of stock equal to 250 shares multiplied by the number of months served on the Board during the previous twelve months. The Directors Plan, as amended, will also authorize without further action by the Board, an automatic one-time grant of an option to purchase 10,000 shares of the Company's Common Stock to each new Eligible Director upon his or her election to the Board. In addition, if amended, the Directors Plan will provide that the Committee will have the discretion and authority to award additional stock options to Eligible Directors in such amounts and on such terms as it determines.

     The exercise price of such options will be the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, by tendering shares of Common Stock, by delivering an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by any combination of the foregoing. If any stock is delivered to pay for stock on the exercise of an option or to satisfy a tax withholding requirement, or held back by the Company to satisfy such requirement, such shares shall be available for future grants under the Plan. Each option will expire 10 years after the date of grant. Each option for 3,000 shares will become exercisable immediately upon the date of grant, while each option for 10,000 shares will become exercisable in three equal annual installments commencing on the first anniversary of the directors election to the Board.

     Except as otherwise specified by the Committee, options may be transferred by will or by the laws of descent and distribution or to immediate family members or entities for the benefit of immediate family members. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, that option will immediately expire. Any vested options will remain exercisable for a period of one year following death or other termination of the individual's status as a director, but in no event beyond the tenth anniversary of the date of grant.

     In the event, and upon the effective date, of any merger or consolidation (unless the Company's stockholders hold a majority of the voting stock of the surviving corporation), sale of substantially all of the Company's assets or dissolution or liquidation of the Company (a "covered transaction"), all outstanding options will terminate. The Company, however, must make all outstanding options immediately exercisable at least 20 days prior to the effective date of a covered transaction.

     However, if the covered transaction is intended to qualify as a pooling of interests for accounting purposes, then the surviving corporation must either assume or replace all outstanding options, and must make any necessary adjustments to the number of shares covered and their exercise price. The terms of the substitute options must be substantially equivalent to those set forth in this Plan, shall be immediately exercisable and, unless held by certain Eligible Directors, shall terminate 180 days after the merger or consolidation. Those options held by Eligible Directors who become directors of the acquiring or surviving corporation shall be governed by this Plan and any other agreement regarding the surrendered options.

     If amended, the Director Plan will authorize the issuance of a total of 130,000 shares of Common Stock subject to adjustment for stock splits and similar events.

     For federal income tax purposes, options under the Directors Plan are treated as nonstatutory options. For a discussion of certain federal tax effects, see the discussion under "Approval of Amendment to 1993 Equity Incentive Plan" above.

OPTION GRANTS UNDER THE DIRECTORS PLAN

     As of March 2, 1998, options for the purchase of a total of 50,000 shares of Common Stock were outstanding under the Directors Plan (of which 6,000 have been exercised and 38,000 were exercisable as of such date), and 10,000 shares remained available for grant under the Directors Plan. The closing price of the Company's Common Stock at March 2, 1998 was $27.00 per share. If the Directors Plan is amended at the Meeting, (i) an additional 70,000 shares will be available for grant under the Directors Plan; and (ii) the following stock options which will be granted under the Directors Plan on May 21, 1998 following the Meeting to current non-executive officer directors continuing in office after such Meeting:

                                                              NUMBER OF SHARES
                                                                 SUBJECT TO
                     NAME AND POSITION                            OPTIONS
                     -----------------                        ----------------
Non-executive officer Directors as a group (2 members)......       6,000


VOTING REQUIREMENTS

     To approve the amendments to the Directors Plan, the vote of the holders of a majority of the shares present or represented and entitled to vote on the proposal at the Meeting is required. An abstention will have the effect of a vote against the proposal, while a broker non-vote will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL

     THE BOARD OF DIRECTORS BELIEVES THAT STOCK OPTION GRANTS UNDER THE DIRECTORS PLAN HAVE BEEN AND WILL CONTINUE TO ENABLE THE COMPANY TO ATTRACT AND RETAIN HIGHLY QUALIFIED OUTSIDE DIRECTORS. THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENTS TO THE DIRECTORS PLAN WILL PROMOTE THE INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent Stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company's executive officers and directors that no other reports are required, during 1997 all Section 16(a) filing requirements applicable to the executive officers, directors and greater than ten percent beneficial owners were complied with.

                 INFORMATION REGARDING AUDITORS OF THE COMPANY
                                (NOTICE ITEM 4)

     Deloitte & Touche LLP were the Company's auditors for the fiscal year ended December 31, 1997, and the Board of Directors has selected them to act as auditors for the fiscal year 1998, subject to ratification of such selection by the stockholders. Unless otherwise directed by the stockholders, proxies will be voted for a resolution ratifying the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors for the fiscal year 1998.

     A representative of Deloitte & Touche LLP is expected to attend the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1998. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 15, 1998 for inclusion in the proxy statement for that meeting.



                                            By Order of the Board of Directors



                                            EVELYN SIDMAN
                                            Clerk


Dated: April 14, 1998

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                              THE FIRST YEARS INC.

                           1993 EQUITY INCENTIVE PLAN
                       (AS AMENDED THROUGH MARCH 19, 1998)


1.   PURPOSE

     The purpose of this 1993 Equity Incentive Plan (the "Plan") is to advance the interests of The First Years Inc. (the "Company"), formerly known as Kiddie Products, Inc., by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplement Grants, or combinations thereof, all as more fully described below.


2.   ADMINISTRATION

     Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. So long as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be non-employee directors within the meaning of Rule 16b-3 under the 1934 Act. The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a Participant (as defined below) with any obligations to be performed by the Participant under an Award and waive any term or condition of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award if canceled, grant another Award in its place on such terms as the Board shall specify), except that the Board may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants, and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.


3.   EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. No Award may be granted under the Plan after ten years following the date of stockholder approval, but Awards previously granted may extend beyond that date.


4.   SHARES SUBJECT TO THE PLAN

     Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 1,210,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. If any Stock purchased on exercise of an Option is paid for through the delivery of shares of Stock or if shares of Stock are held back by the Company, or delivered to the Company, to satisfy a tax withholding requirement on an Award, the number of shares of Stock delivered to or held back by the Company shall be available for future grants.

     The maximum number of shares for which Options and Stock Appreciation Rights may be granted to any individual over the life of the Plan shall be 600,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Internal Revenue Code.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.


5.   ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities

(including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.



6. TYPES OF AWARDS

     6.1. OPTIONS

     (a) NATURE OF OPTIONS. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price.

     Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options, may be granted under the Plan. ISOs shall be awarded only to Employees.

     (b) EXERCISE PRICE. The exercise price of an Option will be determined by the Board subject to the following:

          (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent stockholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. A "ten-percent stockholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

          (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

          (3) The Committee may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

     (c) DURATION OF OPTIONS. The latest date on which an Option may be exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent stockholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) EXERCISE OF OPTIONS. Options granted under any single Award will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.


     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph
(e) below for the number of shares for which the Option is exercised.

     (e) PAYMENT FOR STOCK. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Committee at or after grant of the Option), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Committee, or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or
(iv) by any combination of the permissible forms of payment; PROVIDED, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid other than by the Option holder's promissory note or personal check.

     (f) DISCRETIONARY PAYMENTS. If the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Committee may cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Committee may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Committee.

     6.2. STOCK APPRECIATION RIGHTS.


     (a) NATURE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

     In general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Committee may also grant Stock Appreciation Rights providing that following a change in control of the Company, as determined by the Committee, the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the fair market value of a share of Stock on the date the Right was granted.

     (b) GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

     (c) RULES APPLICABLE TO TANDEM AWARDS. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

          (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (4) The Stock Appreciation Right will be transferable only with the related Option.


          (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

     (d) EXERCISE OF INDEPENDENT STOCK APPRECIATION RIGHTS. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

          6.3. RESTRICTED AND UNRESTRICTED STOCK.

         (a) NATURE OF RESTRICTED STOCK AWARD. A Restricted Stock Award entitles the recipient to acquire, for a purchase price equal to par value, shares of Stock subject to the restrictions described in paragraph (d) below ("Restricted Stock").

         (b) ACCEPTANCE OF AWARD. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

         (c) RIGHTS AS A STOCKHOLDER. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

         (d) RESTRICTIONS. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2(a) below) for any reason, must be offered to the Company for purchase for the amount of cash paid for the Stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

         (e) NOTICE OF ELECTION. Any Participant making an election under
Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.


         (f) OTHER AWARDS SETTLED WITH RESTRICTED STOCK. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

         (g) UNRESTRICTED STOCK. The Committee may, in its sole discretion, approve the sale to any Participant of shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

         6.4.  DEFERRED STOCK.

         A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this
Section 6 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

         6.5.  PERFORMANCE AWARDS; PERFORMANCE GOALS.

         (a) NATURE OF PERFORMANCE AWARDS. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals. Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee will determine the Performance Goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

         (b) OTHER AWARDS SUBJECT TO PERFORMANCE CONDITION. The Committee may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

         6.6.  LOANS AND SUPPLEMENTAL GRANTS.

        (a) LOANS. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A
Loan may be made either in
connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.


         (b) SUPPLEMENTAL GRANTS. In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.


7.       EVENTS AFFECTING OUTSTANDING AWARDS

         7.1.  DEATH.

         If a Participant dies, the following will apply:

         (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

         (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

         (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined the Committee.


         7.2.  TERMINATION OF SERVICE (OTHER THAN BY DEATH).

         If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply:

         (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiary, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

         (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with
Section 6.3 above.

         (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change unless otherwise determined by the Committee.

         7.3.  CERTAIN CORPORATE TRANSACTIONS.


         In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Awards will terminate as of the effective date of the covered transaction, and the following rules shall apply:

         (a) Subject to paragraphs (b) and (c) below, the Committee may in its sole discretion, prior to the effective date of the covered transaction, (1) make each outstanding Option and Stock Appreciation Right exercisable in full,
(2) remove the restrictions from each outstanding share of Restricted Stock, (3) cause the Company to make any payment and provide any benefit under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant not suffered a Status Change (or died), and (4) forgive all or any portion of the principal of or interest on a Loan.

         (b) If an outstanding Award is subject to performance or other conditions (other than conditions relating only to the passage of time and continued employment) which will not have been satisfied at the time of the covered transaction, the Committee may in its sole discretion remove such conditions. If it does not do so, however, such Award will terminate as of the date of the covered transaction notwithstanding paragraph (a) above.

         (c) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in such transaction or an affiliate of such a corporation, the Committee may, in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring corporation or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.


8.       GENERAL PROVISIONS

         8.1.  DOCUMENTATION OF AWARDS.

         Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

         8.2.  RIGHTS AS A STOCKHOLDER, DIVIDEND EQUIVALENTS.


         Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

         8.3.  CONDITIONS ON DELIVERY OF STOCK.

         The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

         8.4.  TAX WITHHOLDING.

         The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

         In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.


         If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

         8.5.  NONTRANSFERABILITY OF AWARDS.

         Except as otherwise specified by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

         8.6.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

         (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

         8.7.  EMPLOYMENT RIGHTS, ETC.

         Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.


         8.8.  DEFERRAL OF PAYMENTS.

         The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

         8.9. PAST SERVICES AS CONSIDERATION.

         Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

         8.10. FORFEITURE PROVISIONS.

         The Committee may establish provisions that require the Participant to forfeit an Award, or the economic value of an Award, upon the occurrence of certain events that it may specify, including breach by a Participant of agreements with the Company.


9.       EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

         Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

         The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under section 422 of the Code.

                              THE FIRST YEARS INC.

                      1993 STOCK OPTION PLAN FOR DIRECTORS
                       (as amended through March 19, 1998)


     1. PURPOSE

     The purpose of this 1993 Stock Option Plan for Directors (the "Plan") is to advance the interests of The First Years Inc. (the "Company"), formerly Kiddie Products, Inc., by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's common stock (the "Stock").


     2. ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to issue options granted in accordance with the formula set forth in this Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.


     3. EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, subject to approval by the stockholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options previously granted may extend beyond that date.

     4. SHARES SUBJECT TO THE PLAN

(a) NUMBER OF SHARES. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 130,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a). If any Stock purchased on exercise of an Option is paid for through the delivery of shares of Stock or if shares of Stock are held back by the Company, or delivered to the Company, to satisfy a tax withholding requirement on an Award, the number of shares of Stock delivered to or held back by the Company shall be available for future grants.

     (b) SHARES TO BE DELIVERED. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) CHANGES IN STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, after the effective date of the Plan, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.


     5. ELIGIBILITY FOR OPTIONS

     Directors eligible to receive options ("Eligible Directors") shall be those directors of the Company who are not employees of the Company or of any subsidiary of the Company; PROVIDED THAT the Committee may in its discretion choose to designate as an Eligible Director, for some or all purposes of this Plan, a director of a subsidiary of the Company, whether or not employed by the Company or a subsidiary.


     6. TERMS AND CONDITIONS OF OPTIONS

     (a) NUMBER OF OPTIONS.

     Each Eligible Director, upon his or her election to the Board, shall be awarded an option covering 10,000 shares of Stock, which will become fully vested in three equal annual installments commencing on the first anniversary of such election. On the date of each annual meeting, following the election of directors, each Eligible Director who served on the Board for the entire previous twelve months shall be awarded an option covering 3,000 shares of Stock; each Eligible Director who did not serve on the Board for the entire previous twelve months shall be awarded an option covering a pro-rated number of shares of Stock equal to 250 multiplied by the number of months served on the Board during the previous twelve months. The options awarded under this paragraph (a)(i) shall be collectively referred to as the "Formula Options."


     (ii) The Committee shall also have the authority under the Plan to award options to purchase stock to Eligible Directors in such amounts and on such terms not inconsistent with this Plan as it shall determine at the time of the award. The options awarded under this paragraph (a)(ii) shall be collectively referred to as the "Discretionary Options."

     (b) EXERCISE PRICE. The exercise price of each option shall be 100% of the fair market value per share of the Stock at the time the option is granted. In no event, however, shall the option price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph, (A) the fair market value of a share of Stock on any date shall be the Closing Price on such day or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price; and (B) the "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day.

     (c) DURATION OF OPTIONS. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

     (d) EXERCISE OF OPTIONS.

     (1) Each Formula Option shall become exercisable to the full extent of all shares covered thereby immediately upon the date of the grant; provided, however, that the options covering 10,000 shares of Stock awarded upon an Eligible Director's initial election shall become exercisable in three equal annual installments commencing on the first anniversary of such election.

     (2) Each Discretionary Option shall become exercisable at such time or times as the Committee shall determine.


     (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of shares for which the option is exercised.

     (4) The Committee shall withhold from the number of shares otherwise issuable to the individual upon exercise a number of shares with a fair market value equal to any federal, state, or local withholding tax requirements due upon the exercise of the option.

     (5) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e) PAYMENT FOR AND DELIVERY OF STOCK. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company, (ii) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or
(iv) by any combination of the permissible forms of payment; PROVIDED, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the option holder.

     An option holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.


     (f) NONTRANSFERABILITY OF OPTIONS. Except as otherwise specified by the Committee, no option may be transferred other than by will, by the laws of descent and distribution, or to immediate family members as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, to a trust for the benefit of immediate family members, or to partnerships and corporations whose sole equity owners are immediate family members, and during a director's lifetime an option may be exercised only by him or her, or by a valid transferee under this
Section 6(f).

     (g) DEATH. Upon the death of any Eligible Director granted options under this Plan, unless the Committee determines otherwise, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option). After completion of that one-year period, such options shall terminate to the extent not previously exercised.

     (h) OTHER TERMINATION OF STATUS OF DIRECTOR. Except as the Committee may otherwise specify, if a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of one year (subject to Section 6(c)). After completion of that one year period, such options shall terminate to the extent not previously exercised, expired or terminated.

     (i) MERGERS, ETC. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a consolidation or merger in which the holders of Stock of the Company acquire a majority of the voting stock of the surviving corporation) or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company's assets or a dissolution or liquidation of the Company, all options hereunder will terminate; PROVIDED, that 20 days prior to the effective date of any such merger, consolidation, sale, dissolution, or liquidation, all options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable.


     Notwithstanding the foregoing, in the event that a transaction covered by this Section 6(i) is a merger or consolidation intended to qualify as a pooling of interests for accounting purposes, then the acquiring or surviving corporation shall assume, or otherwise provide replacement options for, all options outstanding under this Plan, with such adjustments to the number of shares covered by such option and the exercise price thereof as may be necessary to reflect the exchange ratio provided for in the merger or consolidation. Such substitute options shall otherwise be on terms and conditions substantially equivalent to those set forth in this Plan, shall be immediately exercisable and, except as to Eligible Directors who become directors of the acquiring or surviving corporation, shall terminate on the 180th day following the consummation of the merger or consolidation. Options held by Eligible Directors who become directors of the acquiring or surviving corporation shall be governed, mutatis mutandis, by the provisions of this Plan and the agreement evidencing the option surrendered in substitution.


     7. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND EFFECTIVENESS

     Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

     The Committee may at any time terminate the Plan as to any further grants of options. The Committee may at any time or times amend the Plan for any purpose which may at the time by permitted by law.

                              THE FIRST YEARS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 1998

The undersigned stockholder of The First Years Inc. (the "Company") hereby appoints Ronald J. Sidman, Benjamin Peltz and Gitta M. Kurlat (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 21, 1998, and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote, as designated on the reverse side of this card, all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

Each of the matters referred to on the reverse side of this card is more fully described in the Notice of and Proxy Statement for the Meeting, receipt of which is hereby acknowledged. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2, 3 and 4 AND THAT YOU GRANT THE PROXIES DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS EXCEPT WITH RESPECT TO A BROKER NON-VOTE, WHICH WILL HAVE NO EFFECT ON THE OUTCOME OF ANY ITEM.

           ----------------------------------------------------------
           PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
           ----------------------------------------------------------
   Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

------------------------------------     ---------------------------------------

------------------------------------     ---------------------------------------

------------------------------------     ---------------------------------------


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

     --------------------                       1. Election of Class III Directors:                          With-     For All
     THE FIRST YEARS INC.                                                                           For      hold      Except
     --------------------                                 RONALD J. SIDMAN
                                                          BENJAMIN PELTZ                            [ ]       [ ]       [ ]


                                                   If you do not wish your shares voted "For" a particular nominee, mark the "For all Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

                                                2. Proposal to approve an amendment to the Company's 1993 Equity Incentive Plan.
                                                                                                    For     Against    Abstain

                                                                                                    [ ]       [ ]       [ ]

                                                3. Proposal to approve an amendment to the Company's 1993 Stock Option Plan for
                                                   Directors.
                                                                                                    For     Against    Abstain

                                                                                                    [ ]       [ ]       [ ]


   RECORD DATE SHARES:                          4. Proposal to ratify the selection of Deloitte &   [ ]       [ ]       [ ]
                                                   Touche LLP as auditors for the Company for
                                                   the fiscal year 1998.

                                                5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.



                                             ---------------------
Please be sure to sign and date this Proxy.  Date                      Mark box at right if an address change or comment has  [ ]
------------------------------------------------------------------     been noted on the reverse side of this card.



--Stockholder sign here---------Co-owner sign here----------------


DETACH CARD                                                        DETACH CARD

                              THE FIRST YEARS INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of The First Years Inc. that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 21, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The First Years Inc.